Exhibit 99.1

News Release

UN CONFERS HIGHEST HUMANITARIAN AND LEADERSHIP AWARDS ON HANDENI
GOLD CHAIRMAN

Vancouver, British Columbia, May 21st, 2012 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCBB: HNDI). HNDI is pleased to announce that Dr Reginald Mengi, non-executive Chairman of Handeni Gold was recently honoured by the United Nations (UN) with two major awards: the United Nations NGO Lifetime Achievement Award and the 2010 Global Leadership and Humanitarian Award.

The Lifetime Achievement Award is given to individuals who have made a commitment to improving the living standards of mankind. They must have demonstrated years of work embodying the ideals of the UN through the achievement of the UN Millennium Development Goals and Objectives, particularly in the fight against poverty, diseases and hunger.

Nominee selection for UN NGO awards is a rigorous process involving voting by more than 10,000 UN registered NGOs.  Dr Mengi is the first individual in the world to be nominated and win this newly established most prestigious award.

For the 2010 Global Leadership and Humanitarian Award, Dr Mengi is the first African to be nominated and win the award. The coveted awards were presented in Dar es Salaam (Tanzania) on the 28th of April 2012.

"The world would be a much better and happier place to live in for both rich and poor if the culture of giving became a universal practice. Philanthropy is an act of expressing gratitude to God for what he has given us even though we did not deserve it. It is important to remember that when our lives come to an end, we will not be remembered by the size of wealth we accumulated, but by what we did with the wealth with which God endowed us." said Dr. Mengi.

Speaking at the recent ceremony held in Dar es Salaam and attended by many dignitaries including the Tanzania Chief Justice, UN officials, members of the diplomatic corps, Members of Parliament, business and government executives, UN Resident Coordinator Alberic Kacou said "Here is a person who dedicates his energy, time and resources to working to alleviate poverty, protecting the earth and helping those most in need."

Dr. Mengi has been non- executive chairman of the board of Handeni Gold Inc. since September 2010

Bob Dynes
Investor Relations
HANDENIGOLD INC
Office: 604-642-6165
Fax: 604-642-6168
Mobile: 778-881-6165
Email: bob@handenigold.com
Suite 500, 666 Burrard Street,
Vancouver, BC Canada V6C 3P6
Website : www.handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigold.com. E-mail: info@handenigold.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.